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                                                                  Exhibit 99.4

2006 CURRENT FORECAST
ACTUALS THROUGH THE END OF NOVEMBER AND FORECAST FOR DECEMBER
($M)

NET SALES
Integrated Nylon                                                       $1,740
Performance Products                                                   $1,172
Other                                                                  $    1
                                                                   -----------
  Consolidated Net Sales                                               $2,913

GROSS PROFIT
Integrated Nylon                                                       $   94
Performance Products                                                   $  293
Other                                                                  $  (16)
                                                                   -----------
  Consolidated Gross Profit                                            $  371

MAT
Integrated Nylon                                                       $   80
Performance Products                                                   $  151
Other                                                                  $   42
                                                                   -----------
  Consolidated MAT                                                     $  273

EBITDA AND EBITDAR
Integrated Nylon                                                       $   79
Performance Products                                                   $  190
Equity Income                                                          $   39
Other                                                                  $ (104)
                                                                   -----------
  Consolidated EBITDA                                                  $  204
Reorganization Items                                                   $   57
                                                                   -----------
  Consolidated EBITDAR                                                 $  261

INTEREST EXPENSE                                                       $  101

SHORT TERM DEBT                                                        $  677

CONSOLIDATED CASH FLOW DATA
Cash Flow from Operations                                              $ (230)
Capital Expenditures                                                   $ (109)
                                                                   -----------
Free Cash Flow from Continuing Operations                              $ (339)

TOTAL LIQUIDITY                                                        $  207

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** Financials exclude one-time or non-operating items